Exhibit 23.1


                         Consent of Independent Auditors


To the Board of Directors
Presidential Air Corporation

         I hereby consent to the incorporation by reference in this Form S-8 Registration Statement of my report dated April 15, 2002 relating to the financial statements of Presidential Air Corporation, formerly MLM World News Today, Inc., for the year ended December 31, 2001 appearing in MLM World News Today, Inc.'s Form 10-KSB, and to my inclusion as a named expert.

  /s/  Andrew M. Smith

Andrew M. Smith
Certified Public Accountant

Long Beach, California
September 18, 2002